UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2016

MOMS ONLINE, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55286	46-3856798
(Commission File Number)	(IRS Employer Identification No.)

9350 Wilshire Boulevard #203

Beverly Hills, CA 90210

(Address of Principal Executive Offices)

310-819-96379

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2016 Cherry Lu voluntarily resigned as Secretary and as a Director of the Company in order to pursue other interests.  There were no disputes between Ms. Lu and the Company, and the Company’s Officers and fellow Board members would like to congratulate her on her new endeavors and thank her for her outstanding years of service to the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMS ONLINE, INC.

January 25, 2016	/s/Calvin Wong
Calvin Wong
Chairman of the Board of Directors